Exhibit 10.11


                           Memorandum of Understanding
                 Between AAMVAnet, Inc., and Intelli-Check, Inc.

 This Memorandum of Understanding ("MOU") is effective the 15th day of November 1999, between AAMVAnet, Inc. ("AAMVA") and Intelli-Check, Inc. ("Laboratory")


PURPOSE
AAMVAnet and the Laboratory strongly believe that the value of interaction between AAMVAnet and the Laboratory can only strengthen their programs and further develop the relationships between the two entities as they work more closely together and thus better understand each other for this and other potential future projects.

GENERAL UNDERSTANDING
AAMVAnet and the Laboratory consider that both organizations will benefit from the interchange of ideas and practices.

AGREEMENT
AAMVAnet and the Laboratory agree to provide reasonable cooperation in a variety of joint activities that shall include, but not limited to: A) the decoding evaluation and testing of electronically readable media for specific Jurisdiction Driver Licenses and Identification Cards ("ID's") either in circulation or pending issuance. B) Joint research cooperation and criteria development for Driver Licenses standards. C) Participation in seminars, conferences, workshops, and other professional development activities. D) Both organizations agree to make efforts, individually and in concert to secure appropriate financing to support the activities contemplated in this MOU. AAMVAnet agrees to reimburse the Laboratory the administrative costs for report production and the shipping of said reports upon the Laboratory's submission of invoice(s) supporting such administrative costs.

AAMVAnet and the Laboratory agree to exclusively produce joint reports in accordance with the intent of this MOU. Reports may intend to summarize and evaluate the Jurisdictions ability to conform to those standards specified by AAMVAnet. If the need arises, each party shall attempt to prepare more detailed joint agreements to clarify the logistical arrangements for any specific activity contemplated. AAMVA agrees to use its best efforts to obtain and deliver to the Laboratory, when possible, all of the materials necessary to evaluate the encoding, decoding, encryption and decryption testing of electronically readable media for specific Jurisdiction ID's.

For the purpose of this MOU, both AAMVAnet and the Laboratory agree to permit the reproduction and use of each other's Trademarks, Service Marks, Logo's and indicia ("Mark") where and when applicable. Each party further agrees that each Report will clearly contain a statement of ownership rights for each Mark used. For example ("Intelli-Check is a Trademark of Intelli-Check, Inc.").

Both parties agree to distribute these Reports only to parties directly related to the production of each specific Jurisdiction's ID's either in circulation or pending issuance being tested. This would include Manufacturers of the specific Jurisdiction's ID's and the associated government agencies of the specific Jurisdiction. Other desired distribution requires the written permission of each party.

AAMVAnet and the Laboratory agree to continue discussions of particular joint projects and exchanges. In the event that the parties hereto wish to execute future joint research or consulting agreements, such agreements shall specify the parties' potential exploitation of each other's intellectual property rights including Patents, Copyrights and Trademarks. Such agreements shall also define the financial, legal, and other commitments of each party. Nothing in this MOU is intended to effect, alter or amend either parties' legal rights or obligations with respect to the other party and/or their intellectual property rights. This MOU shall serve only as a magnification of each parties' desire to cooperate in joint educational ventures and, if possible, to negotiate and execute valid and legally binding obligations in the future.

DURATION
The duration of this agreement shall be for one (1) year beginning from the effective date of the agreement and if mutually desired, in one (1) year increments thereafter. However, either party may terminate the agreement upon 30 days notice, so as to give any current testing sufficient time to conclude. The notice provision will not negatively affect any testing in progress at the time of the decision.

For the duration of this agreement and a period of one (1) year after, Both parties agree that each party will make its best efforts to protect each other's confidential information. This agreement is exclusive in nature. During the term of this agreement and for the purposes outlined in this MOU, AAMVAnet agrees that it will use the Laboratory exclusively and the Laboratory agrees that it will exclusively supply this information to AAMVAnet.

IN WITNESS WHEREOF, this Memorandum of Understanding is entered into on the date first above written.

AGREED TO BY:

AAMVA (AAMVAnet, Inc.)

      /s/ Jay Maxwell                                       11/10/99
------------------------------------                ---------------------------
Jay Maxwell, President                              Date:

THE LABORATORY (Intelli-Check, Inc.)

     /s/ Kevin Messina                                      11/11/99
------------------------------------                ---------------------------
Kevin Messina, President                            Date:






                                                                     Page 2 of 2